EXHIBIT 99.1

General Employment Enterprises, Inc. Commences Public Offering

NAPERVILLE, IL, July 10, 2015 -- General Employment Enterprises, Inc. (NYSE MKT: JOB) ("the Company" or "General Employment"), a provider of specialty staffing services and solutions, today announced the commencement of an underwritten public offering of 10,000,000 shares of its common stock by the Company. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 1,500,000 of shares of its common stock in connection with the offering to cover over-allotments.

Roth Capital Partners is acting as the sole book-running manager of the offering. Maxim Group LLC is participating as a co-manager.

The Company intends to use the proceeds from this offering for working capital, acquisitions and general corporate purposes. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The shares described above are being offered by the Company pursuant to a registration statement (including a prospectus) previously filed with and subsequently declared effective by the Securities and Exchange Commission, or SEC. A preliminary prospectus supplement relating to the offering has been filed with the SEC and is now available on the SEC's website at http://www.sec.gov.

Before you invest, you should read the prospectus included in the registration statement, the preliminary prospectus supplement and the other documents the Company has filed or will file with the SEC for more complete information about General Employment and this offering. You may obtain these documents by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, copies of the preliminary prospectus supplement, and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente Drive, Newport Beach, CA 92660, 800-678-9147.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About General Employment Enterprises, Inc.

General Employment Enterprises, Inc. was incorporated in the State of Illinois in 1962, is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions, and light industrial staffing services through the names of General Employment, Ashley Ellis, Triad and Omni-One. Also, in the healthcare sector, General Employment through its Scribe Solutions brand staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR).

Forward-Looking Statements

This press release includes forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the proposed public offering. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated. Such statements relate to, among other things, the satisfaction of the conditions to closing of the offering, market conditions and such other factors as set forth in the preliminary prospectus supplement and the other documents the Company has filed or will file with the SEC, including the Company's most recent annual reports on Form 10-K and its quarterly reports on Form 10-Q and in the Company's other filings with the SEC. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond General Employment's ability to control. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities laws.

Contact:

General Employment Enterprises, Inc.

Andrew J. Norstrud, 813.803.8275

invest@genp.com

SOURCE: General Employment Enterprises, Inc.